Form N-SAR









Sub-Item 77H: CHANGES IN
CONTROL OF REGISTRANT




	As of January 31,
2011, Charles Schwab & Co.
Inc. has attained control
of the Registrant by
acquiring 27.54% of the
voting securities of the Registrant.